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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 1999

________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported):  May 26, 1999



                           INTERACTIVE NETWORK, INC.
             (Exact Name of Registrant as Specified in Its Charter)



                                   CALIFORNIA
                 (State or Other Jurisdiction of Incorporation)




           0-19579                                     94-3025019
   (Commission file Number)               (I.R.S. Employer Identification No.)

   1161 OLD COUNTY ROAD, BELMONT, CA                     94002
(Address of Principal Executive Offices)              (Zip Code)


                                 (650) 508-8793
              (Registrant's Telephone Number, Including Area Code)


                                With a copy to:
                            Robert S. Townsend, Esq.
                            Morrison & Foerster LLP
                               425 Market Street
                            San Francisco, CA  94105
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ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

  The Registrant and KPMG LLP have each decided that it is in the best interest of the Registrant that KPMG LLP, the Registrant's former independent accountants engaged to audit the Registrant's financial statements, be replaced with an accountant more suitable to the Registrant's current budgetary needs. This decision was made for the Registrant by Bruce Bauer, Chief Executive Officer of the Registrant, and ratified by the Executive Committee of Registrant's Board of Directors. KPMG LLP's resignation was effective on May 20, 1999. The Registrant is currently in the process of identifying a successor accountant with the assistance of KPMG LLP.

  As is required by SEC disclosure rules, the Registrant must state any qualification in KPMG LLP's opinion for either of the last two years. KPMG LLP did state in its opinion for fiscal years ended December 31, 1998, 1997 and 1996 (included in the Registrant's Annual Report filed with the SEC on March 15, 1999 and filed as Exhibit 1.1 hereto) that certain contingencies described in its opinion and the uncertainties inherent in the bankruptcy process to which Registrant was then subject raised substantial doubts about the ability of the Registrant to continue as a going concern. The following contingencies were referred to in KPMG LLP's opinion as the basis for its opinion, namely, Registrant's ability to: (1) formulate an acceptable plan of reorganization that will be confirmed by the Bankruptcy Court, and be able to fully implement that plan in compliance with the Settlement Agreement, (2) settle the claims of unsecured creditors within available cash resources as currently contemplated by management, (3) develop an appropriate business plan and strategic direction for the Company's planned future operations after reorganization including conservation of available capital and working capital as the Company seeks to further develop and exploit its patent portfolio, (4) confirm the availability of net operating tax losses after reorganization, and (5) generate adequate sources of working capital and other liquidity as necessary to meet future obligations.

  Subsequent to the issuance of KPMG LLP's opinion, the contingencies referred to in KPMG LLP's opinion were resolved as follows: (1) the U.S. Bankruptcy Court confirmed Registrant's plan of reorganization under Chapter 11 of the Bankruptcy Act, (2) the Registrant consummated the Settlement Agreement with its senior secured creditors, as a result of which $38.4 million in principal and accrued interest of the Registrant's senior secured debt was converted at $5.00 per share into 7,814,588 shares of Registrant's common stock, clear title to Registrant's patent portfolio and other assets was returned to the Company, and the senior secured creditors paid $10.3 million to Registrant, (3) Registrant began paying allowed claims of unsecured creditors in full and setting aside a reserve for claims it expects to contest within available cash resources, (4) Registrant has begun to implement its business plan for developing and exploiting its patent portfolio, as described in its Annual Report for the year ended December 31, 1998, and (5) Registrant believes it currently has adequate working capital to meet its obligations, based on its business plan. Registrant has not yet taken steps to calculate its available net operating tax losses.

  There were no disagreements in the two most recent fiscal years with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Registrant has authorized KPMG LLP to respond fully to the inquiries of its successor accountant. There were no "reportable events" (as defined in Item 304 of regulation S-K) in the Registrant's two most recent fiscal years.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c) 1.1 Opinion of KPMG LLP for the fiscal years ended December 31, 1998, 1997 and 1996

          1.2  Letter of KPMG LLP to the Securities and Exchange Commission

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Date:  May 26, 1999

                                   INTERACTIVE NETWORK, INC.


                                   By: /s/ BRUCE BAUER
                                       ----------------------------
                                       Bruce Bauer
                                       President and Chief Executive Officer